Exhibit 10.7

COMMERCIAL SECURITY AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,750,000.00	06-04-2015	06-04-2016	133008	60	***	***
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Grantor:	Cross Environmental Services, Inc.	Lender:	CENTENNIAL BANK
	PO Box 1299		Zephyrhills
	Crystal Springs, FL 33524		37741 Eiland Boulevard
Zephyrhills, FL 33542

THIS COMMERCIAL SECURITY AGREEMENT dated June 4, 2015, is made and executed between Cross Environmental Services, Inc. (“Grantor”) and CENTENNIAL BANK (“Lender”).

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word “Collateral” as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:

Lien on All chattels, accounts, equipment and inventory as evidenced in UCC #200807794684 recorded 03/05/2008

In addition, the word “Collateral” also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(A) All accessions, attachments, accessories, replacements of and additions to any of the collateral described herein, whether added now or later.

(B) All products and produce of any of the property described in this Collateral section.

(C) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, consignment or other disposition of any of the property described in this Collateral section.

(D) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party’s insurer, whether due to judgment, settlement or other process.

(E) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor’s right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

CROSS-COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

FUTURE ADVANCES. In addition to the Note, this Agreement secures all future advances made by Lender to Grantor regardless of whether the advances are made a) pursuant to a commitment or b) for the same purposes.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COMMERCIAL SECURITY AGREEMENT

Loan No: 133008	(Continued)	Page 2

GRANTOR’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Lender that:

Perfection of Security Interest. Grantor agrees to take whatever actions are requested by Lender to perfect and continue Lender’s security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender’s interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.

Notices to Lender. Grantor will promptly notify Lender in writing at Lender’s address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor’s name; (2) change in Grantor’s assumed business name(s); (3) change in the management of the Corporation Grantor; (4) change in the authorized signer(s); (5) change in Grantor’s principal office address; (6) change in Grantor’s state of organization; (7) conversion of Grantor to a new or different type of business entity; or (8) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor’s name or state of organization will take effect until after Lender has received notice.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

Location of the Collateral. Except in the ordinary course of Grantor’s business, Grantor agrees to keep the Collateral at Grantor’s address shown above or at such other locations as are acceptable to Lender. Upon Lender’s request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor’s operations, including without limitation the following: (1) all real property Grantor owns or is purchasing; (2) all real property Grantor is renting or leasing; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.

Removal of the Collateral. Except in the ordinary course of Grantor’s business, Grantor shall not remove the Collateral from its existing location without Lender’s prior written consent. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor’s business, or as otherwise provided for in this Agreement, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender’s rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order,

Payment Default. Grantor fails to make any payment when due under the Indebtedness.

Other Defaults. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

Default in Favor of Third Parties. Any guarantor or Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of any guarantor’s or Grantor’s property or ability to perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

COMMERCIAL SECURITY AGREEMENT

Loan No: 133008	(Continued)	Page 3

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution or termination of Grantor’s existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any govemmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Grantor’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or Guarantor dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A material adverse change occurs in Grantor’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Florida Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.

Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender’s own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person’s right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Appoint Receiver. In the event of a suit being instituted to foreclose this Agreement, Lender shall be entitled to apply at any time pending such foreclosure suit to the court having jurisdiction thereof for the appointment of a receiver of any or all of the Collateral, and of all rents, incomes, profits, issues and revenues thereof, from whatsoever source. The parties agree that the court shall forthwith appoint such receiver with the usual powers and duties of receivers in like cases. Such appointment shall be made by the court as a matter of strict right to Lender and without notice to Grantor, and without reference to the adequacy or inadequacy of the value of the Collateral, or to Grantor’s solvency or any other party defendant to such suit. Grantor hereby specifically waives the right to object to the appointment of a receiver and agrees that such appointment shall be made as an admitted equity and as a matter of absolute right to Lender, and consents to the appointment of any officer or employee of Lender as receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

COMMERCIAL SECURITY AGREEMENT

Loan No: 133008	(Continued)	Page 4

Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender’s discretion transfer any Collateral into Lender’s own name or that of Lender’s nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Grantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

COMMERCIAL SECURITY AGREEMENT

Loan No: 133008	(Continued)	Page 5

GRANTOR:

CROSS ENVIRONMENTAL SERVICES, INC.

By:	/s/ Clyde A Biston
Clyde A Biston, President of Cross Environmental Services, Inc.

 LaserPro. Ver. 14.5.10.004 Cop, D*H USA Corporation 1997, 2015. All Rights Reserved. - FL G: \LPRO\CFN\LPL\E40.FC TR-124479 PR-30